UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2018

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

      Delaware0-2290084-1271317

(State or other jurisdiction(Commission(I.R.S. Employer

of incorporation)File Number)    Identification Number)

            455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado           80903

   (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b‑2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2018, the Board of Directors (the “Board”) of Century Casinos, Inc. (the “Company”), acting upon the recommendation of the Governance and Nominating Committee, appointed Eduard Berger to fill the vacancy on the Board that was created upon Robert Eichberg’s death on February 3, 2018.  Mr. Berger will serve as a Class I Director until the Company’s 2019 annual meeting of stockholders and until his successor is duly elected and qualified. In addition, the Board appointed Mr. Berger to serve on the Audit Committee and the Governance and Nominating Committee of the Board.  The Board determined that Mr. Berger qualifies as an independent director under the rules of the Securities and Exchange Commission (the “SEC”), the listing standards of the Nasdaq Stock Market (“Nasdaq”) and the Company’s Corporate Governance Guidelines, and that he satisfies the financial literacy and other requirements applicable to Audit Committee members under the rules of the SEC and Nasdaq.

Since 2011, Mr. Berger has served as a member of the Management Board of Wiener Privatbank SE, a private bank in Vienna, Austria, where he oversees the asset management, private banking and wealth management, treasury, brokerage and research, and corporate and investment banking departments.  From 2008 to 2011, Mr. Berger served as the Chief Executive Officer of Credit Agricole Cheuvreux Austria, a company that provides securities brokerage services, where he was responsible for establishing the Austrian branch.  Previously, he held several management positions primarily related to Austrian equity sales at UniCredit Group from 2000 through 2008 and at Deutsche Bank Austria from 1990 through 2000.

Mr. Berger will be compensated for his service on the Board consistent with the compensation arrangements provided to the Board’s other independent, non-management directors, which are described in the section entitled “Director Compensation” of the Company’s definitive proxy statement for its 2017 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 28, 2017.

There were no arrangements or understandings between Mr. Berger and any other persons regarding his appointment to the Board, nor is Mr. Berger a party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.

Date:  February 26, 2018By: /s/ Margaret Stapleton

Margaret  Stapleton

Executive Vice President and Principal Financial/Accounting Officer